UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2013

BRAZIL MINERALS, INC

(Exact name of registrant as specified in its charter)

Nevada	333-180624	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

324 South Beverly Drive, Suite 118

Beverly Hills, CA 90212

 (Address of principal executive offices, including zip code)

(213) 590-2500

(Registrant’s telephone number, including area code)

Not applicable

 (Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Cautionary Note Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 2.01	Completion of Acquisition or Disposition of Assets.

            On April 30, 2013, the Company and Brazil Mining, Inc. (“Brazil Mining”) consummated an Exchange Agreement between them dated March 23, 2013 (the “Exchange Agreement”) pursuant to which a 99.99% owned Brazilian subsidiary of the Company (“BMIX Subsidiary”)  acquired Brazil Mining’s rights to all profits, losses and appreciation or depreciation and all other economic and voting interests of any kind in a 55% equity interest (“Equity Interest”) in Mineração Duas Barras Ltda., a Brazilian company (“Duas Barras”),  in exchange for the issuance to Brazil Mining of 1,000,000 shares of the Company’s Common Stock.

Prior to the consummation of the Exchange Agreement, the Company owned a 20% share of the monthly diamond production that Brazil Mining actually receives in respect of Brazil Mining’s 55% equity interest in Duas Barras. Duas Barras owns the mining right called “Portaria de Lavra” (mining concession) number 265, published in Brazil’s Official Federal Gazette on August 25th, 2006, and awarded by DNPM (“Departamento Nacional de Produção Mineral”, the National Mining Department, a Brazilian federal government entity) with respect to DNPM Process number 806.569/1977. The mining concession area is 170.89 hectares or approximately 422 acres. “Portaria de Lavra” is the highest level of mining right achievable; this mining concession permits mining of diamond and gold in the property. Duas Barras employs ten people and has current operating and environmental licenses issued by state authorities to operate its plant.

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The Duas Barras mining concession with its diamond and gold processing plant is located on the left bank of the Jequitinhonha River in the state of Minas Gerais, Brazil. The diamond and gold processing plant at Duas Barras is accessible by dirt road which connects to asphalt highways. A major city, Montes Claros, the regional hub for northern Minas Gerais, with a population of over 400,000 people and a busy regional airport, is located within an hour and a half drive of Duas Barras. The Jequitinhonha River is a well-known area for diamond and gold production; it has hosted alluvial mining operations on all scales since the 18th century.

Brazil Mining’s acquisition of 1,000,000 shares of Common Stock of the Company pursuant to the Exchange Agreement increased its ownership of the Company’s Common Stock to 36,783,343 shares or approximately 51.8% of the outstanding Common Stock of the Company as of May 1, 2013. Marc Fogassa, the Chief Executive Officer and a director of the Company is also a stockholder, Chief Executive Officer and a director of Brazil Mining. The Exchange Agreement was unanimously approved by the directors of each of the Company and Brazil Mining and by approximately 98.5% of the shareholder votes of Brazil Mining through consent of its major stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

On April 30, 2013, the Company issued to Brazil Mining 1,000,000 shares of the Company’s Common Stock in exchange for full economic rights regarding Brazil Mining’s 55% equity interest in Duas Barras. The shares were issued in accordance with an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01    Other Events.

            On April 29, 2013, Brazil Minerals, Inc. (the “Company”) entered into an Investor Relations Consulting and Representation Agreement (the “Agreement”) with MZ-HCI, LLC, a New York based affiliate of MZ Group, a global investor relations firm with offices in New York, São Paulo, Brazil and in several other countries. MZ Group is well known for having a strong Brazilian and North American public company practice and being the advisor to several multi-billion dollar Brazilian companies that trade as American Depositary Receipts in U.S. stock exchanges. Under the Agreement, MZ-HCI will craft and execute a comprehensive investor relations and outreach program for the Company globally, with emphasis on investor outreach in North America, South America and Asia.

            The Agreement is for a term of one year, but is terminable by either party after October 26, 2013 and will be automatically renewed for successive additional one year terms if neither party terminates the Agreement upon written notice to the other given at least 60 days prior to the end of a current term. MZ-HCI shall receive a monthly cash fee of $6,000. In addition, the Company will issue to MZ-HCI 162,000 shares of the Company’s Common Stock, which are subject to forfeiture under certain circumstances until they vest on October 25, 2013, and issue the equivalent of $9,000 in shares of the Company’s Common Stock (based on the average closing price of the Common Stock for the 30 trading days ended at the end of the quarter) each quarter for the first three calendar quarters ending during the term of the Agreement.

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Item 9.01    Financial Statements and Exhibits

(a)        Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)        Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)     Exhibits

10.1     Exchange Agreement, dated March 23, 2013, between the Company and Brazil Mining. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: May 6, 2013	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer

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